Exhibit 10.1

ASSET PURCHASE AGREEMENT

          THIS AGREEMENT, made and entered into effective this 27 day of March, 2005, by and between VIPER POWERSPORTS INC., a Nevada corporation (“Powersports”) and THOR PERFORMANCE INC., a Minnesota corporation (“Thor”).

          WITNESSETH, WHEREAS Powersports is a publicly-trading corporation which is in the process of merging with an active corporation engaged in the business of developing, producing and marketing upscale motorcycles under the Viper brand;

          FURTHER WHEREAS Thor is a development stage company which has been engaged in developing high performance V-Twin engine technology along with other engine technology for engines other than V-Twin configuration; and Powersports has offered to purchase all of the assets of Thor on the terms and conditions of this Agreement; and

          FURTHER WHEREAS Powersports and Thor now mutually desire to enter into this asset purchase agreement whereby all assets of Thor will be exchanged for common capital stock of Powersports.

          NOW THEREFORE, for valuable consideration and upon the mutual representations, warranties, covenants, conditions and understandings contained herein, the parties hereby agree as follows:

          1.  Plan of Asset Purchase - It is the agreement and intention of both parties hereto that all of the assets of Thor shall be transferred, assigned and sold to Powersports solely for capital common stock of Powersports as set forth in this Agreement, it further being the intention and understanding of both parties hereto that this asset purchase transaction shall qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.

          2. Restricted Securities - All common stock of Powersports issued incident to this asset purchase shall be “restricted securities” as defined in federal securities laws, meaning that such shares will not be registered under any securities laws or regulations, and must be taken by Thor for long-term investment and not with a present view toward further transfer, resale or other distribution thereof; and accordingly any future transfer or disposition of such shares must be either i) registered under relevant federal and state securities laws, or ii) exempt from such registration under an appropriate exemption such as Rule 144 of the Securities Act of 1933, as amended. All certificates issued and exchanged by Powersports for the assets of Thor in this transaction will bear a standard restrictive legend to evidence such investment intent of Thor.

          3. Exchange of Stock for Assets - Thor’s assets shall be exchanged solely for 2,996,575 common shares of capital stock of Powersports, $.001 par value per share, after which Powersports shall own all of the assets currently owned by Thor.

          4. Description of Assets - Assets of Thor being purchased by Powersports in this transaction include but are not limited to the following:

i.

All development technology, prototype development, intellectual property and related designs and drawings, any tooling and molds, equipment related to Thor development, and any other assets listed on Exhibit A hereto;

ii.	any accounts receivable, loans receivable or advances receivable held by Thor;

iii.	all contract rights of Thor with third parties including development production contracts with MCD and outsource production contracts with PAS and its affiliated companies;

iv.	any office equipment and supplies owned by Thor; and v. cash on hand of Thor which shall include enough capital funds to complete the MCD development contracts.

          5. Effective and Closing Date - The closing date of this asset purchase agreement shall be on or before March 31, 2005, unless extended by mutual written consent of both parties hereto. For accounting and auditing purposes, however, the effective date of this transaction shall be March 31, 2005 even if there is such an extension of the closing date.

          6. Delivery of Common Stock - As of the Closing Date of this transaction, Powersports shall submit an appropriate instruction letter to its independent transfer agent which document shall instruct such transfer agent to issue certificates of common stock of Powersports to Thor as required by this Agreement and dated as of the effectiveness of this transaction.

          Powersports also shall obtain a written representation from Thor to the effect and meaning that Thor is receiving restricted securities of Powersports incident to this transaction.

          After delivery of such common stock to Thor, all of such common shares related to this asset purchase shall be legally and validly issued, and fully paid and nonassessable.

          7. Submission of Agreement to Directors and Shareholders - Approval of this Agreement and its asset purchase terms shall be obtained from the Board of Directors of Powersports and from both the Board of Directors and share holders of Thor as required by their respective bylaws and the governing corporate laws of Nevada and Minnesota as the case may be. The Board resolution of Thor approving this asset purchase shall also specify that this Agreement be submitted to Thor shareholders for approval at a shareholder meeting to be held as required by its bylaws and Minnesota corporate laws. Accordingly, the respective officers of both constitution corporations hereto shall promptly prepare the necessary documents, resolutions and notices required to effectuate this Agreement, with the intention of both parties hereto that this transaction be deemed effective March 31, 2005.

          8. Conduct of Business of Powersports - Between the date of this Agreement and effectiveness of this Agreement, Powersports shall conduct its business in the normal and customary manner of a commercial enterprise in accordance with its existing policies and practices and shall:

i) preserve its business organization and business plan intact; ii) not sell any assets other than in accordance with its present business plan or in the ordinary course of business; iii) not incur any material obligations or liabilities except for working capital purposes; and iv) preserve all supplier, financial and dealer network relationships and contacts now existing.

          9. Conduct of Business of Thor - Between the date of this Agreement and effectiveness of this Agreement, Thor shall conduct its business and development in the normal and customary manner of an early stage commercial enterprise in accordance with its existing policies and practices and shall:

i) preserve its business organization and business plan intact; ii) not enter into any further material development contracts or commitments without the written consent of Powersports; iii) not sell any material assets or technology without the written consent of Powersports; iv) not incur any material obligations or liabilities except for working capital purposes or to support ongoing development projects; and v) preserve all supplier, financial and dealer network relationships and contacts now existing.

          10. Consummation of Transaction - Each corporate party hereto and their respective officers and directors shall use their best efforts to cause all terms of their respective obligations and transactions to complete and close this asset purchase agreement, to be completed or satisfied as soon as possible, including but not limited to obtaining all required consents, waivers, amendments, modifications, approvals, authorizations and meetings.

          11. Due Diligence Investigations - Between the date of this Agreement and the effective date of this transaction, the parties hereto and their respective representatives may make such investigation of each other and their respective business records and financial affairs, assets and liabilities, and any other matters as each of the parties deems necessary or advisable in furtherance of this Agreement and its terms and conditions, including having access to the premises and books of each other and documents setting forth any material contract or transaction or financial record of each other at all reasonable times; and the executive officers of each party hereto shall furnish to each other whatever financial data and information and operational and development information and technology with respect to each other as is reasonably requested by the other party hereto.

          Neither Powersports or Thor or any of their respective managements or representatives shall disclose any private or confidential materials or information on the other party which was obtained or discovered in connection with their respective due diligence review and investigation of each other. In the event this asset purchase transaction is not consummated for any reason whatsoever, Powersports and Thor shall then return promptly any and all documents, papers, intellectual property documentation, technology property, and any other written, graphic or financial materials or records obtained by them incident to the due diligence reviews and investigations carried on by either party hereto.

          12. Representations and Warranties - Both parties hereto jointly and severally represent and warrant to each other the following:

          a) all respective outstanding capital stock of each corporation has been legally and validly issued and is fully paid and nonassessable, and none of the outstanding capital shares of either corporation hereto have been issued in violation of any preemptive or similar rights, or in violation of any state or federal securities laws or regulations.

          b) None of the capital shares of either corporation is subject to any voting trust or other such restrictive agreement which could restrict their future transfer.

          c) Neither party hereto has any outstanding options or warrants, and none are contemplated other than matters already disclosed to the other party hereto.

          d) Neither party hereto owns, directly or indirectly, any shares of capital stock or other equity interests of any other corporation or unincorporated business entity; nor does either corporation hereto have any obligation, direct or indirect, to purchase or subscribe for any such equity interest in a third party other than the pending merger agreement between Powersports and Viper Motorcycle Company; nor does either party hereto have any obligation to advance or loan money to a third party person or entity.

          e) Each party hereto is duly organized, validly existing and in good standing in its state of incorporation, and each has full corporate power and authority to own and operate their properties and assets and carry on any business currently being conducted by each of them.

          f)  This Agreement is a valid and binding agreement of each party hereto, and compliance with the terms and conditions of this Agreement by each party hereto will not result in (i) a breach or default of the Articles of Incorporation or Bylaws of either party, (ii) a breach or violation under any lien, pledge, security interest or other encumbrance on assets or activities to which either party is subject, (iii) a breach or default of any term or provision of any agreement, lease, contract, note, mortgage or other obligation of either corporation or of any law, rule, ordinance or regulation, or governmental judgment or decree or license to which either party is subject, unless such breach is of a technical or minimal nature so as to not have a material adverse effect on the financial condition, properties, business, future prospects or results of operations of either party hereto.

          g) Neither corporation hereto is the subject of any pending litigation or governmental proceedings not reflected in their respective written disclosures already submitted to the other party incident to the negotiations for this Agreement; and no litigation, claims, assessments or proceedings have been threatened against either party hereto of a material nature or amount.

          h) The officers executing this Agreement for each party hereto are duly authorized to execute this Agreement on behalf of their respective corporate entities.

          i) All financial statements which have been submitted to either party hereto by the other party hereto for this asset purchase transaction, and any further financial statements which may be provided by either party hereto, have been, or will be, complete and accurate for the dates and periods indicated thereon and fairly present the financial condition and operations for the periods covered in such financial statements; and there are no material liabilities, either fixed or contingent, not reflected in such financial statements.

          j) Neither of the parties hereto have any material governmental taxes or assessments due incident to its properties or business operations other than what has been disclosed to the other party hereto on financial statements submitted to each other.

          k) Each party hereto has good and marketable title to any assets owned by it, free and clear of all mortgages, liens or encumbrances thereon except for any reflected in the financial statements of either party hereto.

          l) All corporation record books, financial records and material corporate documents of each party shall be made available to the other party hereto prior to the closing of this merger transaction.

          m) Each party hereto has complied with all state and federal laws and regulations regarding their respective incorporations and past issuances and/or sales of securities, and no contingent liability exists against either party hereto regarding such incorporations or issuances of securities.

          n) Neither corporate party hereto has any material outstanding debt other than what has been disclosed- to the other party hereto in financial statements or other written disclosure provided incident to this Agreement.

          o) As of the date hereof, and as of the Closing Date, each corporate party hereto will have, to the best of their respective knowledge and belief, disclosed to each other all events, conditions, obligations and facts materially affecting the business, affairs and prospects of each other; and neither party hereto has now, nor will not as of the Closing Date, have withheld knowledge of any such events, conditions, obligations or facts which it knows, or has reasonable grounds to know, may materially affect its business, worth or future prospects.

          p) The record of all issuances and transfers of common stock of Powersports have been maintained by its independent transfer agent in good and current order and reflects accurately the record ownership of all issued and outstanding common stock of Powersports. Prior to closing of this Agreement, Thor will submit a true and accurate record of all capital stock ownership of Thor which will likewise reflect the record ownership of all issued and outstanding capital stock of Thor in good, current and accurate order.

          q) Powersports is in good standing with the National Quotation Bureau for inclusion of daily quotes under the Pink Sheets quotation system in order to have current bid and ask quotations on a current basis.

          13. Mutual Covenants - Powersports and Thor both hereby covenant, warrant and agree that from the date hereof to the Closing Date of this merger transaction, unless express written consent is obtained from the other party, each party shall:

          (i) conduct their respective business and operations as planned at present and pursuant to their current business plans disclosed to each other, and not outside the normal and ordinary course of business;

          (ii) not make any material increases in debt, contract, obligations or encumbrances against any assets owned by either party, nor transfer or sell any of their assets or properties;

          (iii) not make any termination, change or violation of any lease, contract, license or other commitment having a material adverse effect on the business or assets of either party;

          (iv) neither party shall declare any cash dividend or stock dividend; nor shall either party make any distribution to shareholders of any kind by way of liquidation dividend, partial distribution, redemption or otherwise;

          (v) pay no bonuses or salary increases or extraordinary compensation to officers or directors or representatives of either party, or enter into employment agreements unless consented “to in writing by the other party hereto;

          (vi) not make any loan, advance or material transaction with any officer or director or affiliate or associate of either party hereto;

          (vii) make no purchase of real property or material personal property other than in the ordinary course of business;

          (viii) not amend any bylaws or articles of incorporation or make any material changes in accounting or financial practices or records unless pursuant to the terms or intent and purpose of this Agreement;

          (ix) not borrow any money unless consented to in writing by the other party;

          (x) not enter into any other business combination or letter of intent for a merger or similar arrangement with a third party, or offer assets or capital stock’ to a third party in contemplation of some type of business combination unless this Agreement has been terminated by the parties hereto; and

          (xi) Each party hereto warrants and’ represents hereby that- any information or data supplied to the other party from the date hereof for the purpose of furthering or consummating this business combination, shall not contain any statement which, at the time and in the light of the circumstances under which it is offered or made, is false or misleading with respect to any material fact.

          14. Survival and Accuracy of Representations and Warranties - Prior to the closing date of this Agreement, neither party hereto shall enter into any transaction or take any action, and each party hereto shall use its best efforts to prevent the occurrence of any event, which would result in any of the representations, warranties or covenants contained herein or in any agreement or document delivered pursuant hereto, not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

          All representations, warranties and covenants contained herein shall survive the Closing Date of this Agreement and the consummation of the transactions hereby for two years from the Closing Date hereof; provided, however, that no officer, director or shareholder of either party hereto shall be liable personally for any damages, claims, expenses or liabilities resulting from the inaccuracy or incompleteness of any representation or warranty which is made in good faith.

          15. Closing Conditions - Unless waived in writing, all obligations of the respective parties hereto under this Agreement are subject to fulfillment of the following conditions prior to or as of the Closing Date of this Agreement:

          i) the representations and warranties herein and in any documents or certificates delivered hereto shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time;

          ii) all conditions precedent to the consummation of this Agreement shall have been satisfied or have been waived by the other party;

          iii) Both parties shall have complied with and have performed all material terms of this Agreement necessary to complete this business combination;

          iv) this Agreement shall have been approved by the directors and shareholders of each party hereto as required by their respective corporate laws;

          v) All shares of capital stock issued pursuant to the stock issuance terms of this Agreement shall be issued pursuant to all corporate action legally taken for their issuance, and shall be legally and validly issued and fully paid, and nonassessable after issuance, and shall be issued in whatever certificate amounts are necessary to complete the stock issuances required by the terms hereof, and all of such certificates shall be in proper form and amount and shall bear the standard restrictive legend to satisfy the requirements of securities laws regarding their exemption from registration;

          vi) As of the Closing Date, neither party shall have any outstanding shares of capital stock other than those already disclosed to the other party incident to the entering into this Agreement;

          vii) Each party hereto shall have completed its due diligence review of the financial, corporate and business records and affairs of the other party and shall further be satisfied with such due diligence reviews;

          viii) There shall be no pending or threatened proceeding or action seeking to enjoin or impair the consummation of this business combination in any material degree;

          ix) There shall have been no material adverse change in the business or financial condition of either corporate party hereto and

          x) No material claim, suit, action or governmental proceeding shall be pending or threatened against either corporate party hereto, which if adversely determined would prevent or materially hinder the consummation of this business combination, ‘or result in the payment of material damages as a result thereof.

          16.; Expenses of Parties; No Finder Involved - Each party hereto shall pay its respective legal and other incidental expenses incident to the negotiation, entering into and consummation of this business combination; and each party hereto shall also pay any accounting expenses necessary to provide due diligence financial records and information to the other party hereto relating to this agreement.

          Each party hereto represents hereby that no finder or similar person is involved in this business combination, and each party accordingly further represents that it owes no fees to any “finding” person relating to this Agreement and asset purchase transaction.

          17. Closing - Upon the closing of this Agreement, the following transactions shall occur or have occurred, all of which shall be deemed to be simultaneous:

          a) Powersports shall have delivered appropriate instructions to independent transfer agent to cause the amount of capital stock of Powersports to be set aside with stock certificates available therefore, in order to cover the issuance of all common stock for assets exchange under this Agreement; and

          b) If required by either party hereto, each party shall deliver to the other party at Closing a Certificate of CEO and Certificate of Incumbency which may be on the same document) certifying that all representations and warranties made in this Agreement by such party are true and correct as of the Closing Date, and further certifying and including the current signatures of all officers and directors of the party; and

          c) Each corporate party hereto shall deliver at Closing certified copies of the resolutions of the respective Boards of Directors and Shareholders of such party adopting and approving this Agreement and business combination; and

          d) Each party hereto also shall furnish the other party with whatever instruments and documents are required to be delivered pursuant to this Agreement, or which may be reasonably requested by the other party in furtherance of the intent and terms of this Agreement.

     18. Termination - This Agreement and the transactions contemplated hereby may be terminated prior to Closing Date as follows:

i)	by written mutual consent of both parties hereto; or

ii)

by either party hereto, if there has been a material misrepresentation or breach of the warranties herein of a material nature by the other party hereto; provided, however, that if such breach is cured by the breaching party within 10 days of written notice thereof to the breaching party from the other party hereto, it shall not constitute grounds for termination; or

iii)

by either party hereto if a material term of the closing conditions or conditions precedent (if any) are not satisfied, unless the party not required to perform such condition has waived its performance in writing; or iv) by either party hereto if the closing has not taken place by April 30, 2005,.

     19. General -

          I. Notices - Any and all notices required hereunder shall be in writing and hand-delivered or sent by certified mail, postage prepaid, as follows:

If to Powersports:	If to Thor:

John Provo, CEO & Director	Garry Lowenthal, CFO
3960 Lake Curve	1836 North Prior Ave.
Robbinsdale, MN 55422	Falcon Heights, MN 55113

II. Severability - If any part of this Agreement is deemed to be invalid or unenforceable for any reason, the balance of this Agreement shall remain in full force and effect.

III. Waiver - Any failure on the part of either party hereto to comply with or satisfy any term or condition of this Agreement may be waived in writing by the other party hereto.

          IV. Entire Agreement - This Agreement constitutes the entire agreement and understanding of the parties hereto relating to this Asset Purchase Agreement, and supersedes and cancels any prior written or oral agreements or understandings regarding the subject matter of this Agreement; and this Agreement cannot be modified or amended unless by mutual written consent of both parties hereto.

          V. Parties In Interest and Assignment - This Agreement shall inure to the benefit of and bind both parties hereto and their respective successors if any, or permitted assigns if any.  Neither party hereto shall assign any interest in this Agreement to a third party without the written consent of the other party.

          VI. Governing Law - This Agreement shall be governed by the laws of the State of Minnesota, except insofar as Nevada corporate law is relevant to the corporate approval of this business combination due to Powersports being a Nevada corporation.

          VIII. Expenses -  In the event this Agreement is terminated by either party incident to its terms, or abandoned by mutual consent of both parties hereto, each party hereto shall pay its own respective expenses and costs related to negotiations and preparation  of this Agreement and any other due diligence or other matters related to his Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

VIPER POWERSPORTS INC.

By

John Provo, CEO

And

Robert Knutson, Secretary

THOR PERFORMANCE INC.

By

Garry Lowenthal, CFO